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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Prospect Medical Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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February 8, 2010

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of our company, I cordially invite you to attend the 2010 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. to be held at 10:00 a.m. Pacific Time on March 5, 2010, at our corporate headquarters, 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Once that business has been concluded, there will be a management presentation and a brief question and answer session.

        We sincerely hope you will be able to attend our 2010 Annual Meeting of Stockholders. However, whether or not you personally attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote by completing and mailing the enclosed proxy card to us.

        Thank you for your continued support of Prospect Medical Holdings, Inc.

Sincerely yours,

Samuel S. Lee Chairman of the Board and Chief Executive Officer

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

        The 2010 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. will be held at our corporate headquarters, located at 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025, on March 5, 2010 at 10:00 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

  (1)
  To approve an amendment to our Certificate of Incorporation to provide for a classified Board of Directors;

  (2)
  To elect five directors. If Proposal 1 regarding the classification of our Board of Directors is approved, the directors elected to Class I would serve for a term of one year, the directors elected to Class II would serve for a term of two years, and the director elected to Class III would serve for a term of three years. If Proposal 1 is not approved, all five directors would serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

  (3)
  To ratify the selection by the Audit Committee of our Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and

  (4)
  To transact such other business as may properly come before the meeting.

        Our Board of Directors has set February 4, 2010 as the record date for the meeting. This means that holders of record of shares of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. A complete list of stockholders as of the close of business on February 4, 2010 will be available for inspection by stockholders during normal business hours from February 24, 2010 through March 5, 2010, at corporate headquarters, located at 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025. The list will also be available for inspection by stockholders at the meeting.

By Order of the Board of Directors,

Samuel S. Lee Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        All stockholders are cordially invited to attend the 2010 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc. To avoid delay and additional expense, and to ensure your representation at the meeting, please vote as promptly as possible, regardless of whether you plan to attend the meeting. To vote, please mark, sign, date and mail the proxy card included with this proxy statement using the enclosed envelope, which requires no postage. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

        The Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf for use at the 2010 Annual Meeting of Stockholders of Prospect Medical Holdings, Inc., and at any adjournments or postponements of the meeting. The meeting will be held at our corporate headquarters, 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025, on March 5, 2010, at 10:00 a.m. Pacific Time. We expect to mail this proxy statement and the accompanying proxy card beginning on or about February 8, 2010 to stockholders of record as of February 4, 2010, the "Record Date" for the Annual Meeting. In this proxy statement, we refer to Prospect Medical Holdings, Inc. as the "Company," "we," "us" or "our." We also refer to this proxy statement, the proxy card and our 2009 annual report to stockholders as the "proxy materials."

        The Board is asking you to vote your shares by completing, signing and returning the proxy card. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS

What is a proxy?

        A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Samuel S. Lee, our Chairman and Chief Executive Officer, and David Levinsohn, one of our independent directors, as proxies for the meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Lee and Levinsohn to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card before the meeting date just in case your plans change. You may vote at the meeting even if you have previously returned a proxy.

What is a proxy statement?

        A proxy statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Messrs. Lee and Levinsohn as proxies to vote on your behalf.

What is in this proxy statement?

        This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the annual meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

        We are asking you to vote on the following proposals:

  •
  To approve an amendment to our Certificate of Incorporation to provide for a classified Board of Directors;

  •
  To elect five directors. If Proposal 1 regarding the classification of our Board of Directors is approved, the directors elected to Class I would serve a term of one year, the directors elected to Class II would serve a term of two years, and the director elected to Class III would serve a term of three years. If Proposal 1 is not approved, all five directors would serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

  •
  To ratify the selection by the Audit Committee of our Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and

  •
  To transact such other business as may properly come before the meeting.

        The section appearing later in this proxy statement entitled "Summary of Proposals to Be Voted On" will give you more information on these proposals.

Who can vote at the annual meeting?

        Only holders of our common stock of record at the close of business on February 4, 2010, which is the Record Date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. Each share is entitled to one vote on each of the proposals to be voted on at the annual meeting. There were approximately 20,865,278 shares of our common stock outstanding on the Record Date.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can I use to vote?

        You may vote by mail.    You do this by completing and signing your proxy card and mailing it to our transfer agent, American Stock Transfer & Trust Company, using the prepaid and addressed envelope included with this proxy statement. If you mark your voting instructions on the proxy card, your shares will be voted:

  •
  as you instruct, and

  •
  at the discretion of Messrs. Lee and Levinsohn, if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

  For your voting instructions to be effective, your proxy card must be received by the Company's transfer agent no later than the close of business on March 4, 2010.

        You may vote in person at the meeting.    We will pass out written ballots to stockholders of record who want to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

        If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

        You may revoke your proxy card and change your vote by:

  •
  signing another proxy card with a later date and returning it before the polls close at the meeting, or

  •
  voting in person at the meeting.

        However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

Will my shares be voted if I do not return my proxy card?

        If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

        Brokerage firms have authority under the rules of The NASDAQ Stock Market LLC to vote customers' unvoted shares on some "routine" matters. If you do not give instructions to your broker, your broker can vote your shares with respect to routine matters only. Under these rules, Proposals 1 and 2 described later under "Summary of Proposals to Be Voted On" are considered non-routine, so if you do not give your broker instructions, your shares will be treated as broker non-votes with respect to both Proposals 1 and 2. Proposal 3 is considered a routine matter.

        If you do not return a proxy card to vote your shares, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

        We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the meeting with respect to all of the proposals described in this Proxy Statement.

How many shares must be present to hold the meeting?

        To hold the annual meeting and conduct business, a majority of the Company's outstanding shares as of the Record Date must be present at the meeting. This is called a quorum.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting, or

  •
  has properly submitted a proxy.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting.

What are my voting choices when voting on the proposal to approve an amendment to the Certificate of Incorporation to provide for a classified Board of Directors?

        With respect to the proposal to approve an amendment to our Certificate of Incorporation to provide for a classified Board of Directors, you may:

  •
  vote in favor of the proposal,

  •
  vote against the proposal, or

  •
  abstain from voting on the proposal.

        The proposal to approve an amendment to our Certificate of Incorporation to provide for a classified Board of Directors will be approved if the holders of a majority of the shares of our common stock outstanding on the Record Date vote for approval.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

        With respect to the proposal to elect the five director nominees, you may:

  •
  vote in favor of all nominees,

  •
  vote to withhold votes as to all nominees, or

  •
  vote to withhold votes as to specific nominees.

        The nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality. If Proposal 1 regarding the classification of our Board of Directors is approved, the directors elected to Class I would serve for a term of one year, the directors elected to Class II would serve for a term of two years, and the director elected to Class III would serve for a term of three years. If Proposal 1 is not approved, all five directors would serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

What are my voting choices when voting on the proposal to ratify the selection by the Audit Committee of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2010, and what vote is needed to approve this proposal?

        With respect to the proposal to ratify the selection by the Audit Committee of our Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010, you may:

  •
  vote in favor of the ratification,

  •
  vote against the ratification, or

  •
  abstain from voting on the ratification.

        The proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010 will be approved if holders of a majority of the shares present at the meeting, in person or by proxy and entitled to vote on the matter, vote for approval. The Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that doing so would be in the best interest of the Company and its stockholders.

What happens if a nominee is unable to stand for election?

        The Board may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Lee and Levinsohn can vote your shares for a substitute nominee. They cannot vote for more than five nominees.

How are withheld votes, abstentions and broker non-votes counted?

        If you abstain from voting on Proposal 1 to approve an amendment to our Certificate of Incorporation to provide for a classified Board of Directors, it will have the same effect as a vote "against" the proposal. If you withhold your vote from any one or more of the director nominees, your shares will not be counted as having been voted for such nominees. If you abstain from voting on Proposal 3 to ratify the selection of our independent registered public accounting firm, it will have the same effect as a vote "against" the proposal. Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What if I return my proxy without providing any voting instructions?

        If you give your proxy without voting instructions, your shares will be counted as a vote "for" Proposal 1 to approve an amendment to our Certificate of Incorporation to provide for a classified Board of Directors, "for" each director nominee and "for" Proposal 3 to ratify the selection of our independent registered public accounting firm.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting. We will publish the final results in a Form 8-K. We intend to file the Form 8-K no later than March 9, 2010 with the Securities and Exchange Commission, or SEC. You may obtain a copy of the 8-K report by contacting our Investor Relations, c/o Linda Hodges, at (714) 796-4271 or at an SEC public reference room. For the location of an SEC public reference room near you, please contact the SEC at (800) SEC-0330.

        You can also get a copy of the 8-K report that will contain the voting results on the Internet at www.prospectmedicalholdings.com or through the SEC's electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

        A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 is being delivered to each stockholder of the Company together with this proxy statement. A copy of the Annual Report is also available on our website at www.prospectmedicalholdings.com and on the SEC's website at www.sec.gov. Copies of exhibits to the Annual Report will be made available for a reasonable charge upon written request to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025.

Do we have a policy about directors' attendance at the annual meeting?

        We do not have a policy regarding attendance of directors at our Annual Meetings of Stockholders. At our last meeting, three of the five directors then serving on the Board of Directors were in attendance.

How are proxies solicited, and what is the cost?

        We pay all expenses incurred in connection with distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians' reasonable fees and expenses in forwarding proxy materials to stockholders. Our directors and employees may solicit proxies by mail, telephone or other means. Our directors and employees do not receive any additional compensation for these activities.

Is a copy of this proxy statement available on the Internet?

        Yes. This proxy statement is available at www.amstock.com/proxyservices/requestmaterials.asp and on the SEC's website at www.sec.gov.

 SUMMARY OF PROPOSALS TO BE VOTED ON

        Following are summaries of each of the proposals to be voted on by stockholders at our 2010 Annual Meeting of Stockholders. Additional information about each proposal is included later in this proxy statement.

Proposal 1—Amendment of Certificate of Incorporation

        Our Board of Directors had adopted an amendment to our Certificate of Incorporation to provide for a classified Board of Directors. The amendment is included as Appendix A to this Proxy Statement and is incorporated herein by reference. Under Delaware law, the adoption of the amendment must be approved by our stockholders.

        Our Certificate of Incorporation currently provides that the number of directors that constitute the whole Board of Directors and any provisions for the classification of the Board shall be as specified in our Bylaws. Our Bylaws provide that the Board will consist of an odd number of directors of not less than three directors nor more than seven directors, with the exact number of directors to be determined from time to time by the Board. At present, the number of directors constituting the Board is fixed at five.

        The proposed amendment to our Certificate of Incorporation would divide our Board of Directors into three classes, with each class having a three-year term; except that, initially, the directors elected to Class I would be subject to election for a three-year term at the annual meeting of stockholders in 2011 and the directors elected to Class II would be subject to election for a three-year term at the annual meeting of stockholders in 2012. Each director elected to succeed a director whose term has expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, with each director to hold office until his or her successor is duly elected and qualified.

Proposal 2—Election of Directors

        The Board of Directors currently consists of five directors. All five of the current directors have been nominated for election at the Annual Meeting.

        The five nominees named for election at the Annual Meeting are Samuel S. Lee, David Levinsohn, Jeereddi Prasad, Glenn R. Robson and Kenneth Schwartz. The nominees' biographies begin on page 10 of this proxy statement.

        If Proposal 1 regarding the classification of our Board of Directors is approved, Messrs. Levinsohn and Schwartz will be elected to serve for a term of one year, Messrs. Prasad and Robson will be elected to serve for a term of two years, and Mr. Lee will be elected to serve for a term of three years. If Proposal 1 is not approved, all five directors would serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named in this proxy statement. Proxies cannot be voted for more than five nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted by the proxy holders for the election of a substitute nominee proposed by the Corporate Governance and Nominating Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm

        The Audit Committee of the Company's Board has selected BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010 and has requested that this selection be submitted for ratification by our stockholders at the Annual Meeting.

        The proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2010 will be approved if holders of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the matter, vote for approval of the proposal.

Other Business

        The Board knows of no other business to be considered at the meeting. However, if:

  •
  other matters are properly presented at the meeting, including at a reconvened meeting after any adjournment or postponement of the meeting, and

  •
  you have appropriately returned your proxy card as described above,

then Messrs. Lee and Levinsohn will, with your proxy, vote your shares on those matters at their discretion.

PROPOSAL 1
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

        Our Certificate of Incorporation provides that the number of directors that constitute the whole Board of Directors and any provisions for the classification of the Board shall be as specified in our Bylaws. Our Bylaws provide that the Board will consist of an odd number of directors of not less than three directors nor more than seven directors, with the exact number of directors to be determined from time to time by the Board. At present, the number of members constituting the Board is fixed at five.

        Our Board of Directors had adopted an amendment to our Certificate of Incorporation that would amend and restate in its entirety Article SIXTH of the Certificate of Incorporation to provide for a classified Board of Directors. The text of the amendment is included as Appendix A to this Proxy Statement and is incorporated herein by reference. Under Delaware law, the adoption of the amendment must be approved by our stockholders.

        The proposed amendment to our Certificate of Incorporation would divide the Board into three classes, with each class having a three-year term; except that, initially, the directors elected to Class I would be subject to election for a three-year term at the annual meeting of stockholders in 2011 and the directors elected to Class II would be subject to election for a three-year term at the annual meeting of stockholders in 2012. Each director elected to succeed a director whose term has expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, with each director to hold office until his or her successor is duly elected and qualified.

        In the event that Proposal 1 is approved, the Board has nominated David Levinsohn and Kenneth Schwartz for election to Class I, and, if elected, their initial term will expire at the annual meeting of stockholders in 2011. Jeereddi Prasad and Glenn R. Robson have been nominated for election to Class II, and, if elected, their initial term will expire at the annual meeting of stockholders in 2012. Samuel S. Lee has been nominated to Class III, and, if elected, his initial term will expire at the annual meeting of stockholders in 2013.

        Delaware Law specifically authorizes, but does not require, corporations to have classified boards of directors. The proposal to adopt a classified Board of Directors is designed to assure continuity and stability on our Board by ensuring that at any given time, a majority of the directors will have prior experience with Prospect, enhancing their leadership role in supporting Prospect. Furthermore, our Board believes that adoption of a classified Board will allow for better protection of the interests of Prospect's stockholders against potentially abusive, unsolicited takeover bids.

        Our Certificate of Incorporation currently provides that the number of directors shall be specified by our Bylaws, and our Bylaws provide that the number of directors shall be an odd number of directors of not less than three directors nor more than seven directors, with the exact number of directors to be determined from time to time by the Board. In accordance with our Bylaws, the Board is empowered to determine from time to time the size of the Board and to amend our Bylaws to change the number of directors. Under Proposal 1, our Certificate of Incorporation would provide that the total number of directors be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors. A director elected to fill a vacancy would hold office for the unexpired portion of the term of the director who was being replaced. If the size of the Board is increased, the additional directors would be apportioned among the three classes of directors to keep all such classes as nearly equal as possible. A director elected to fill a newly created directorship would hold office until the next election for the class to which such director was elected.

        Under Delaware Law, if our Certificate of Incorporation is amended to provide for a classified Board of Directors, directors may only be removed for cause. Under our current Certificate of Incorporation, any director, or the entire Board, also can be removed only for cause.

  Advantages of a Classified Board of Directors

        Our Board of Directors believes that a classified Board with staggered three-year terms and the election of approximately one-third of the directors each year will help to assure the continuity and stability of the Company's long-term policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. This enhances directors' leadership role in supporting the Company's long-term planning and objectives and encourages independence from management. In addition, the Board believes that the proposal will assist it in protecting the interests of our stockholders in the event of an unsolicited offer for the Company. The Board believes that the existence of a classified Board will encourage any potential acquiror to negotiate directly with the Board, thereby giving it added leverage in such negotiations. In accordance with the Board's fiduciary duties, transactions negotiated and approved by the Board are designed to obtain appropriate value for, and ensure the equal treatment of, all stockholders.

  Disadvantages of a Classified Board of Directors

        While a classified Board may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that a majority of the independent stockholders believe might be in their best interests to accept or where the reason for the desired change is inadequate performance of the directors or management. A classified Board of Directors, if adopted, would be applicable to every election of directors, rather than only an election occurring after a change in control of the Company. Because of the additional time required to change control of the Board, a classified Board may also make it more difficult for a potential acquiror to obtain control of the Company without first obtaining the approval of the incumbent Board. Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If the Company implements a classified Board of Directors, it will take at least two annual meetings for a potential acquiror to effect a change in control of the Board, even if the potential acquiror were to acquire a majority of our outstanding common stock. A classified Board of Directors may discourage some takeover bids, perhaps including some takeover bids that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock. A classified Board may also increase the cost of attempting a takeover or change of control or removal or replacement of existing directors, which may further discourage attempted takeovers or changes of control.

Required Vote; Recommendation of the Board

        Adoption of Proposal 1 to amend our Certificate of Incorporation to provide for a classified Board of Directors requires the affirmative vote of a majority of the shares of our common stock outstanding on the Record Date. Abstentions, therefore, will have the same effect as a vote "against" the Proposal.

        Our Board believes that Proposal 1 is in the best interests of the Company and its stockholders and unanimously voted to approve Proposal 1. Our Board recommends that you vote FOR the approval of the amendment to our Certificate of Incorporation to provide for a classified Board of Directors.

 PROPOSAL 2
ELECTION OF DIRECTORS

Biographies

        Our Bylaws currently provide that directors are to be elected on an annual basis and that the Board will consist of an odd number of directors of not less than three nor more than seven, with the exact number of directors to be determined from time to time by the Board. At present, the number of directors is fixed at five.

        All five of the current directors have been nominated for election at the Annual Meeting. If Proposal 1 regarding the classification of our Board of Directors is approved, Messrs. Levinsohn and Schwartz will be elected as Class I directors to serve for a term of one year, Messrs. Prasad and Robson will be elected as Class II directors to serve for a term of two years, and Mr. Lee will be elected as a Class III director to serve for a term of three years. If Proposal 1 is not approved, all five directors would serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

        The following sets forth information regarding the five nominees for election as directors at the Annual Meeting:

Nominees for Election

        Samuel S. Lee.    Mr. Lee, 43, was appointed our Chief Executive Officer on March 19, 2008 and as Chairman of our Board of Directors on May 14, 2008. Mr. Lee was previously appointed as a member of our Board of Directors and as Chief Executive Officer of our subsidiary, Alta Hospitals System, LLC on August 8, 2007. Mr. Lee is an officer and director of each of our direct and indirect subsidiaries and is sole manager of Alta Hospitals System, LLC. He served previously as the President of Alta from January 2002 until we acquired Alta on August 8, 2007. Effective April 22, 2008, Mr. Lee was also appointed as the Chairman of the Board of Directors of Brotman Medical Center, Inc. Mr. Lee's background involves healthcare and technology related private equity investment management, operational leadership, entrepreneurship, mergers and acquisitions, and leveraged financing for various corporations. Prior to Alta, Mr. Lee was a General Partner with Kline Hawkes & Co., a $500 million private equity firm located in Brentwood, California, that focuses on healthcare, technology, and business services. Mr. Lee has been the lead/principal investor and director of several private and public companies. Additionally, Mr. Lee worked in healthcare reimbursement, business office, and operations for SFS, Inc., and in consulting and systems engineering for Andersen Consulting and Verizon. Mr. Lee received his bachelor's degree in Industrial and Systems Engineering from Georgia Tech and master's degree in business administration from Harvard Business School. Mr. Lee is an active member of the Young President's Organization of Los Angeles, and is also involved with several civic and community organizations.

        David Levinsohn.    Mr. Levinsohn, 75, has served as a member of our Board of Directors since July 1996. Mr. Levinsohn was the President and Chief Executive Officer of Sherman Oaks Health Systems, Inc. d/b/a Sherman Oaks Hospital and Medical Center from March 1995 until December 2007. Prior to being named to those positions, Mr. Levinsohn served as the Chief Operating Officer of Sherman Oaks Health Systems since May 1994. From November 1993 to May 1994, Mr. Levinsohn was the Vice President of Encino Tarzana Medical Center. From 1989 until November 1993, Mr. Levinsohn was Executive Director of Sherman Oaks Hospital.

        Jeereddi Prasad, M.D.    Dr. Prasad, 62, was appointed as a member of our Board of Directors effective June 1, 2007 in connection with our acquisition of the ProMed group of companies, which include a management services organization, or MSO, its parent Company, and two independent physician associations, or IPAs, based in Southern California. Dr. Prasad has served as the President of each of the ProMed group entities since 1994 (2002 in the case of Upland Medical Group). Since 1991, Dr. Prasad has also served as the President and Medical Director of Chaparral Medical Group, Inc., a fifty physician multi-specialty group that he founded in Southern California, within which he created a strong Endocrinology Department that is an ADA Certified Center of Excellence for Diabetic Education. Dr. Prasad completed his Endocrinology Fellowship at Bellevue/ NYU Medical Center in 1978. He is board certified in Endocrinology and Internal Medicine and is a Fellow of both the American College of Endocrinologists and American College of Physicians.

        Glenn R. Robson.    Mr. Robson, 47, was appointed a member of our Board of Directors on August 8, 2007 in connection with our acquisition of Alta. Mr. Robson has served as Senior Vice President and Chief Strategy Officer of AECOM Technology Corporation since December 2006. Mr. Robson joined AECOM in May 2002 as Senior Vice President and Chief Financial Officer. AECOM Technology Corporation provides professional technical services, including consulting, planning, architecture, engineering, construction management, project management and environmental services, as well as management support services to government and commercial clients worldwide. Prior to joining AECOM, Mr. Robson worked at Morgan Stanley & Co. for twelve years, where he served most recently as a Managing Director in the investment banking division, and previously as a Principal and Vice President in the corporate finance department. Earlier in his career, Mr. Robson was a Business Analyst with McKinsey & Company. Mr. Robson received his bachelor's degree in economics from the Wharton School of the University of Pennsylvania, and a master's degree in business administration from Harvard Business School.

        Kenneth Schwartz, CPA.    Mr. Schwartz, 74, has served as a member of our Board of Directors since June 1998. Mr. Schwartz served as a Director of Deloitte & Touche LLP from December 1990 to June 1998. Mr. Schwartz previously served as a member of the National Management Committee and Managing Partner of the Los Angeles office of Spicer & Oppenheimer.

Terms of Office

        Directors currently are elected annually by our stockholders and hold office until the next annual stockholders meeting and until a successor is elected and has qualified, subject to their earlier resignation, removal or death. If Proposal 1 regarding the classification of our Board of Directors is approved, Messrs. Levinsohn and Schwartz will be elected to serve a term of one year, Messrs. Prasad and Robson will be elected to serve a term of two years, and Mr. Lee will be elected to serve a term of three years.

        Officers are elected by and serve at the discretion of our Board of Directors. They hold office until their successors are chosen and qualified, or until they resign or have been removed from office. The Board of Directors may appoint, or empower the Chief Executive Officer to appoint or terminate, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, and have such authority, and perform such duties as are provided in our Bylaws, or as the Board of Directors may from time to time determine.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Committee Membership

        Audit Committee.    The Audit Committee of our Board of Directors has direct authority to retain and terminate the Company's independent registered public accounting firm. The Audit Committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews independence of the firm, preapproves audit and non-audit fees and reviews the adequacy of our internal accounting controls. Mr. Schwartz is the Chairman of the Audit Committee, and Messrs. Levinsohn and Robson serve as members of the Audit Committee.

        Compensation Committee.    The Compensation and Benefits Committee of our Board of Directors ("Compensation Committee") determines salaries and incentive compensation for our executive officers and, in consultation with our senior management, administers our employee benefits plans. Mr. Levinsohn is Chairman of the Compensation Committee, and Messrs. Schwartz and Robson serve as members of the Compensation Committee.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee identifies and recommends to the Board the nominees for election as directors at each annual meeting of stockholders, fills vacancies on the Board, develops and recommends to the Board corporate governance principles, and establishes evaluation procedures for the Board and its committees that conduct self-evaluation. Mr. Levinsohn serves as Chairman of the Corporate Governance and Nominating Committee. Messrs. Schwartz and Robson serve as members of the Corporate Governance and Nominating Committee.

Disclosure Committee

        In addition to the committees of our Board of Directors set forth above, a Disclosure Committee has been established that meets quarterly and is composed of senior management from the Company and its subsidiaries that comprise the reportable segments. The purpose of the Disclosure Committee is to facilitate officer certification of the Company's financial information, internal controls and disclosures. The Committee assists the Company's Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.

Corporate Governance Guidelines

        The NASDAQ Stock Market LLC has adopted rules that require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, management succession, director compensation, continuing education and annual performance evaluations of the Board and directors. On January 17, 2006, the Corporate Governance and Nominating Committee of the Board recommended that the Board approve Corporate Governance Guidelines which the Board approved on January 18, 2006. The adopted Corporate Governance Guidelines are consistent with the requirements of the rules of The NASDAQ Stock Market LLC. The management of the Company, including its Chief Executive Officer, is not aware of any violation by the Company of any corporate governance standard of The NASDAQ Stock Market LLC. A copy of the Corporate Governance Guidelines will be provided to any stockholder requesting it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., at 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025.

Lead Independent Director

        The independent members of our Board of Directors have named David Levinsohn as Lead Independent Director in accordance with Corporate Governance Guidelines approved by the Corporate Governance and Nominating Committee of the Board. The Lead Independent Director's duties include presiding at executive sessions of the Board's independent directors and facilitating communication by stockholders and employees with the independent directors and facilitating communication between the independent directors and other members of the Board.

Independent Directors

        A majority of the members of our Board of Directors are "independent" in accordance with the standards of The NASDAQ Stock Market LLC. The independent members of the Board are David Levinsohn, Kenneth Schwartz and Glenn R. Robson.

        The members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee of the Board are all independent under the standards established by The NASDAQ Stock Market LLC.

Independence Determinations

        No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a material relationship with the Company. The Board consults with the Company's legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in SEC rules and regulations and pertinent listing standards of The NASDAQ Stock Market LLC, as in effect from time to time.

        In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with the Company. As a result of its annual review, the Board has determined that all directors, with the exceptions of Mr. Lee and Dr. Prasad, are independent for purposes of The NASDAQ Stock Market LLC.

        The Company's independent directors meet in regularly scheduled and ad hoc executive sessions at which only independent directors are present. The Lead Independent Director presides over the executive sessions. Persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, as follows: Corporate Governance and Nominating Committee c/o Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Independent Director or to the Chair of the Audit, Compensation or Corporate Governance and Nominating Committee.

Activities of the Board of Directors and its Committees

        Our Board met thirteen times in fiscal 2009. The Audit Committee met ten times, the Compensation Committee met sixteen times, and the Corporate Governance and Nominating Committee met one time during fiscal 2009. Each member of our Board attended 75% or more of all Board and applicable committee meetings held in fiscal 2009.

        Our Bylaws provide that committees of directors may be established by resolution adopted by the Board, with such powers and duties as may be prescribed by the Board, except for the power to amend the Bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval or that otherwise requires stockholder approval under Delaware law, which powers and authority are retained by the Board under the Bylaws. In this connection, the Board has established the following committees of the Board: (1) Audit Committee, (2) Compensation Committee and (3) Corporate Governance and Nominating Committee. Each of the committees has authority to engage legal counsel and other experts or consultants as it deems appropriate to carry out its responsibilities.

        The Corporate Governance and Nominating Committee recommends directors for each committee and a majority of the Board selects the directors to serve on these committees.

Audit Committee

        The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.prospectmedicalholdings.com. Under its charter, the Audit Committee, among other things, is directed and has authority to:

  •
  Retain and terminate the Company's independent registered public accounting firm, and to propose the ratification of the independent registered public accounting firm by the stockholders at the annual meeting of stockholders,

  •
  Review the scope, cost and results of the independent audit of the Company's books and records,

  •
  Discuss the results of the annual audit and results of quarterly reviews of financial statements with management and the independent registered public accounting firm and the adequacy of the Company's accounting, financial and operating controls including the effectiveness of internal controls over financial reporting,

  •
  Review the performance of and assess the qualifications of the independent registered public accounting firm and make annual recommendations to the Board regarding the appointment or removal of the independent registered public accounting firm,

  •
  Monitor the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law,

  •
  Establish procedures as required by applicable law for the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters,

  •
  Review the financial statements to be included in the Annual Report on Form 10-K, and other periodic and current reports,

  •
  Pre-approve all audit services and permitted non-audit services performed by the independent registered public accounting firm and outsourced internal auditors,

  •
  Review the Company's financial plans and operating results,

  •
  Oversee the Company's internal audit programs,

  •
  Prepare or direct the preparation of the audit committee report to be included in the Company's annual proxy statement,

  •
  Meet privately (without members of management present) and separately with each of the internal auditors and the independent registered public accounting firm at least annually, and

  •
  Oversee the implementation of the Company's ethics program and adherence to our code of ethics.

        Each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market LLC, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Corporate Governance Guidelines. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by the Board is Mr. Schwartz.

Compensation Committee

        The Compensation Committee provides general oversight regarding the overall strategy, goals and objectives of our broad-based employee compensation and benefit plans and practices and provides specific oversight regarding the strategy, goals and objectives of our compensation and benefit plans applicable to senior executives and Employee Retirement Income Security Act, or ERISA, qualified employee benefit plans. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.prospectmedicalholdings.com. Under its charter, the Compensation Committee is directed and has authority, among other things, to:

  •
  Establish and periodically review the Company's senior executive compensation and benefits plans,

  •
  Periodically review the Company's senior executive incentive-compensation and equity-based plans,

  •
  Establish and review the compensation and benefits for the Company's executive officers, including the highest ranking employee executive of the Company (the "principal executive officer"),

  •
  Evaluate annually the performance of the principal executive officer in light of the goals and objectives of the Company's executive compensation and benefit plans,

  •
  Administer the stock and other equity-based incentive compensation plans (other than the director plans, except to the extent empowered by the Board), and

  •
  Periodically review, on a general policy-level basis, the Company's various broad-based compensation plans and other employee benefit plans.

        Each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee is also an "outside director" as defined under Section 162(m) of the Internal Revenue Code of 1986.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee recommends to the Board individuals qualified to serve as directors and on committees of the Board and advises the Board with respect to Board composition, procedures and committees. The Corporate Governance and Nominating Committee also develops and recommends to the Board the corporate governance guidelines applicable to the Company and oversees the evaluation of the Board and management. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, a copy of which may be viewed on the Company's website at www.prospectmedicalholdings.com. Under its charter, the Corporate Governance and Nominating Committee, among other things, is directed and has authority to:

  •
  Establish criteria for selecting new directors,

  •
  Evaluate and recruit Board candidates, including candidates recommended by stockholders,

  •
  Review the performance and contributions of each committee and the Board as a whole, at least annually, and recommend areas of improvement to the Board,

  •
  Annually review the performance of each Board member to determine whether it is desirable for such Board members to continue to serve on the Board based upon the designated functional needs of the Board and any change in the responsibilities of a particular Board member,

  •
  Make recommendations to the Board regarding the need for any change in the Board representation or committee structure,

  •
  Recommend the establishment or elimination of committees and nominating members and chairs of committees,

  •
  Establish a selection process for new Board members and recommend to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be,

  •
  Develop and recommend to the Board a set of corporate governance guidelines for the Company,

  •
  Establish and implement self-evaluation procedures for the Board and its committees, and

  •
  Periodically review with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by senior executive officers of the Company and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

        The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being financially literate under SEC rules and regulations and the listing standards of The NASDAQ Stock Market LLC, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee will consider a candidate's experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time and effort to Board responsibilities, among other factors, in assessing a candidate. The Committee retains the right to modify these qualifications from time to time. Director candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In the case of incumbent directors, the Committee reviews each director's overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director's independence. In the case of new director candidates, the Committee also makes the initial determination of whether the nominee must be independent for the purposes of The NASDAQ Stock Market LLC, which determination is based upon applicable listing standards of The NASDAQ Stock Market LLC, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Committee then compiles a list of potential candidates and conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee then meets to discuss and consider such candidates' qualifications and selects a nominee for recommendation to the Board by majority vote. To date, the Committee has not received or rejected a timely director nominee from a stockholder, or group of stockholders, holding more than 5% of our voting stock.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee c/o Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025, at least 120 days prior to the anniversary date of the mailing of the Company's proxy statement for the last annual meeting of stockholders (or a reasonable time before the Company begins to print and mail proxy materials where the prior year's annual meeting was not held or was held more than 30 days after the anniversary of the meeting held during the year preceding such prior year). Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information and a description of the proposed nominee's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

 CODE OF ETHICS

        Based upon the advice and recommendation of the Audit Committee, the Board of Directors has adopted a financial code of ethics that applies to our senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The financial code of ethics addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of Company assets, financial disclosure and reporting, maintenance of books and records and compliance with laws, rules and regulations. The Financial Code of Ethics is on our website at www.prospectmedicalholdings.com and is available in print to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025.

        The Board of Directors has also adopted a Code of Business Conduct and Ethical Business Practice which applies to all officers, employees and directors of the Company. The Code of Business Conduct and Ethical Business Practice is on our website at www.prospectmedicalholdings.com and is available in print to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025.

        The Financial Code of Ethics and the Code of Business Conduct and Ethical Business Practice contain written standards that are intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of these standards to the Audit Committee or Corporate Compliance Officer; and accountability for adherence to these standards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors, certain officers, and any persons holding more than 10% of any class of our equity securities are required to report their ownership of our equity securities and any changes in that ownership to the Securities and Exchange Commission and any exchange or quotation system on which our securities are listed or quoted. Specific due dates for these reports have been established and we are required to report any failure to file such reports on a timely basis. Based solely on a review of copies of reports filed with the SEC, we believe that all persons required to file such reports complied with the filing requirements applicable to them for the fiscal year ended September 30, 2009, with the exception of Form 4 reports related to grants of restricted stock made to our independent directors on November 12, 2009, which were filed late by David Levinsohn, Kenneth Schwartz and Glenn R. Robson on December 1, 2009 due to administrative oversight by our personnel who assist in making our directors' and officers' Section 16(a) filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Amount and Nature of Shares of Common Stock Beneficially Owned

        The following table shows how much of our common stock is beneficially owned as of January 14, 2010 by our current directors and director-nominees, our current named executive officers (as set forth in the Summary Compensation Table below), all of our current directors and executive officers as a group, and each person known to us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with SEC rules. The percentage ownership reflected in the table is based on 20,865,278 shares of our common stock outstanding as of January 14, 2010. Shares of common stock subject to options or warrants that are presently exercisable, or exercisable within 60 days of January 14, 2010, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the options or warrants, but not in computing the percentage ownership of any other person. Except as otherwise indicated, we believe that the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) denotes beneficial ownership of less than 1%.

	Beneficial Ownership
Name	Number of Shares	Percent
Samuel S. Lee(1)	6,860,560	30.5%
Mike Heather(2)	676,167	3.2
Donna Vigil(3)	71,442	*
David A. Levinsohn(4)	243,211	1.2
Kenneth Schwartz, CPA(5)	160,035	*
Jeereddi Prasad, M.D.	395,434	1.9
Glenn R. Robson(6)	68,000	*
All Directors and Executive Officers as a Group (seven persons)(7)	8,474,849	36.7
David R. Topper and Alexa Topper, Trustees, David & Alexa Topper Family Trust(8)	5,054,102	24.1
Nelson Obus(9)	1,411,446	6.8
Jacob Y. Terner and Sandra W. Terner, Trustees, Terner Family Trust(10)	1,082,018	5.2

(1)
The shares shown include 1,624,792 shares subject to options or warrants. Mr. Lee's address is c/o General Counsel, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025.

(2)
The shares shown include 376,167 shares subject to options or warrants.

(3)
The shares shown include 46,666 shares subject to options or warrants.

(4)
The shares shown include 90,000 shares subject to options or warrants and 30,211 shares held of record by the Levinsohn Revocable Family Trust, of which Mr. Levinsohn serves as a trustee.

(5)
The shares shown include 90,000 shares subject to options or warrants.

(6)
The shares shown include 50,000 shares that are owned of record by the Robson Family Trust, of which Mr. Robson serves as a trustee.

(7)
The shares shown include 2,227,625 shares subject to options or warrants.

(8)
Based on a Schedule 13D/A filed on August 27, 2008. The shares shown include 133,334 shares subject to options or warrants. The Trust's address is c/o General Counsel, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025.

(9)
Based on Schedule 13G filed on February 17, 2009. Mr. Obus may be deemed to hold an indirect beneficial interest in the shares shown, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Channel Partnership II, L.P. and Wynnefield Capital, Inc. Profit Sharing Plan, because he is a co-managing member of Wynnefield Capital Management, LLC, a principal executive officer of Wynnefield Capital, Inc. (the investment manager of Wynnefield Small Cap Value Offshore Fund), the general partner of Channel Partnership II, L.P. and the portfolio manager of Wynnefield Capital, Inc. Profit Sharing Plan. Mr. Obus disclaims any beneficial ownership of the shares. Mr. Obus's address is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(10)
Based on a Schedule 13G/A filed on May 18, 2009. The Trust's address is 205 Chautauqua Boulevard, Pacific Palisades, California 90272.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid or earned for all services rendered to the Company in all capacities during the fiscal years ended September 30, 2008 and 2009 by our principal executive officer, our principal financial officer, and our only other executive officer. These three executive officers are referred to as the "named executive officers" in this Proxy Statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Samuel S. Lee	2009	850,000	(1)	2,850,000	(4)	-0-		386,155	50,008	4,136,163
Chief Executive Officer	2008	631,479	(1)	1,021,000	(5)	-0-		649,531	37,192	2,339,202
Mike Heather	2009	350,000		350,000	(6)	104,000	(7)	6,341	8,810	819,151
Chief Financial Officer	2008	350,000		100,000	(6)	376,000	(7)	8,455	13,056	847,511
Donna Vigil	2009	175,000		15,000		-0-		8,708	4,143	202,851
Vice President of Finance	2008	175,000		10,000		-0-		9,130	8,177	202,307

(1)
Pursuant to the second amendment to executive employment agreement, dated July 8, 2008, among the Company, Alta and Mr. Lee, the annual base salary of Mr. Lee was increased, retroactively to March 19, 2008, from $610,000 to $650,000. Pursuant to the third amendment to executive employment agreement, dated February 12, 2009, among the Company, Alta and Mr. Lee, Mr. Lee's annual base salary was increased, retroactively to October 1, 2008, from $650,000 to $750,000. On May 12, 2009, the Company and Mr. Lee entered into an amended and restated executive employment agreement which restated and replaced in full Mr. Lee's prior employment agreement and its amendments. Under the amended and restated employment agreement, Mr. Lee's annual base salary was increased to $950,000 with retroactive effect to April 1, 2009.

(2)
The amounts in this column represent the proportionate amount of the total fair value of stock awards (in the case of the column titled "Stock Awards"), or option awards (in the case of the column titled "Option Awards"), recognized by us as an expense for financial reporting purposes. The fair value of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board Statement ASC Topic 718 (Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R)). The assumptions we use in calculating these amounts are discussed in Note 10, "Stock Transactions and Option Plans," to the Consolidated Financial Statements.

(3)
All Other Compensation includes a 401(k) match provided as part of our deferred compensation plan that covered Company employees prior to its suspension effective May 21, 2009 and other standard perquisites provided to a certain level of Company executives, life insurance premiums paid by the Company for all named executives, and with respect to Mr. Lee, expense reimbursement for medical and dental insurance premiums totaling $25,801 and $29,029 in fiscal 2008 and 2009, respectively, and a car allowance totaling $7,770 and $7,700 in fiscal 2008 and 2009, respectively.

(4)
In accordance with the terms of his employment agreement, the Company's Compensation Committee awarded discretionary bonuses to Mr. Lee in the total amount of $950,000 for his service during fiscal 2009 and a performance bonus in the amount of $1,900,000 relating to achievement of an EBITDA target at the Company during fiscal 2009.

(5)
Pursuant to the terms of his employment agreement, a one-time bonus in the amount of $425,000 was awarded to Mr. Lee in consideration of the extraordinary services that he provided in connection with the turnaround efforts that he implemented on behalf of the Company in fiscal 2008. In accordance with his employment agreement, the Company's Compensation Committee awarded a discretionary bonus to Mr. Lee in the amount of $346,000 for his services during fiscal 2008 and a performance bonus in the amount of $250,000 relating to achievement of an EBITDA target at Alta during fiscal 2008.

(6)
The Company's Compensation Committee awarded annual discretionary bonuses to Mr. Heather in the amount of $350,000 and $100,000 for his services during fiscal 2009 and 2008, respectively.

(7)
On July 17, 2007, the Compensation Committee of the Board of Directors approved a grant to Mr. Heather of 200,000 shares of restricted stock, which became effective on August 15, 2008 following the approval of the 2008 Omnibus Equity Incentive Plan by our stockholders at the 2008 Annual Meeting of Stockholders held on August 13, 2008. Two-thirds of the shares were vested at the effective time and the final third vested on June 14, 2009.

Outstanding Equity Awards as of September 30, 2009

        The following table provides information regarding unexercised stock options or other equity awards for each of the named executive officers outstanding as of September 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

			Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pay-out Value of Shares That Have Not Vested ($)
Samuel S. Lee	1,144,792	(1)	311,458	0	2.40	8/20/2013		N/A	N/A	N/A	N/A
	257,578	(4)	128,788	0	2.40	8/20/2013
	75,756	(4)	37,878	0	2.64	8/20/2013
Mike Heather	300,000	(3)	0	0	5.00	—	(3)	N/A	N/A	N/A	N/A
	9,500	(2)	0	0	5.20	5/30/2012
Donna Vigil	3,333	(4)	6,667	0	2.40	8/20/2013		N/A	N/A	N/A	N/A
	8,333	(2)	0	0	4.97	9/30/2010
	10,000	(2)	0	0	5.20	5/30/2012
	25,000	(2)	0	0	6.45	11/9/2009

(1)
On August 20, 2008, we granted Mr. Lee non-qualified stock options outside our stock option plans. The options vested, or will vest, as to 833,333 shares on the date of grant, as to 311,459 shares on March 19, 2009, and as to 311,458 on March 19, 2010.

(2)
These options were granted under our 1998 Stock Option Plan and vest pro-rata over three years, including the date of grant (the requisite service period). Options issued under our 1998 Stock Option Plan have a five-year term.

(3)
On April 8, 2004, we granted to Mr. Heather non-qualified stock options outside our stock option plans. These options vested over a three-year period and will expire three years after the date of his termination or resignation from the Company.

(4)
These options were granted under our 2008 Omnibus Equity Incentive Plan. Of a total of 500,000 options awarded to Mr. Lee, 113,634 options were issued as incentive stock options ("ISOs") and 386,366 options were issued as non-qualified stock options ("NQSOs"). The NQSOs have vested, or will vest, one-third on the date of grant, one-third on March 19, 2009, and one-third on March 19, 2010. The ISOs have vested, or will vest, one-third on the date of grant, one-third on August 20, 2009, and one-third on August 20, 2010. All of the 10,000 options issued to Ms. Vigil were awarded as ISOs and vested, or will vest, one-third on August 20, 2009, one-third on August 20, 2010, and one-third on August 20, 2011. Options issued under our 2008 Omnibus Equity Incentive Plan have a five-year term.

Equity Compensation Plans

        The following table sets forth information as of September 30, 2009 regarding shares of our common stock authorized for issuance under our compensation plans, including individual compensation arrangements:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by our security holders:
1998 Stock Option Plan	312,502	$5.42	0	(1)
2008 Omnibus Equity Incentive Plan	2,264,583	$2.78	1,691,250
Equity compensation plans not approved by our security holders:
Options issued outside of plans(2)	1,756,250	$2.84	0
Total	4,333,335	$3.00	1,691,250

(1)
Upon the adoption of our 2008 Omnibus Equity Incentive Plan, we determined not to make further grants or awards under our 1998 Stock Option Plan.

(2)
The options shown consist of options to purchase up to 300,000 shares of our common stock granted to Mr. Heather in connection with his employment agreement described below under "Employment Arrangements" and options to purchase up to 1,456,250 shares of our common stock at an exercise price of $2.40 per share granted to Mr. Lee. The options granted to Mr. Lee vested as to one-third of the option shares when the option was granted and vested, or will vest, as to the remaining option shares in equal installments on March 19, 2009 and March 19, 2010, respectively.

Employment Arrangements

        On August 8, 2007, in satisfaction of a condition to the closing of our acquisition of Alta, we entered into an employment agreement with Samuel S. Lee, who is our Chief Executive Officer, the Chairman of our Board of Directors and a beneficial owner of more than 10% of our class of common stock. The employment agreement was amended effective as of March 19, 2008, July 8, 2008 and February 12, 2009. On May 12, 2009, the Company and Mr. Lee entered into an Amended and Restated Executive Employment Agreement which restated and replaced in full Mr. Lee's prior employment agreement and its amendments. Under the amended and restated employment agreement, Mr. Lee is entitled to a base annual salary of $950,000, discretionary and performance based annual bonuses, and participation in any employee benefit and fringe benefit plans and programs available to other executives of the Company as well as any executive equity incentive plan adopted by the Board of Directors. Mr. Lee's employment agreement has a term of five years. The agreement is subject to termination at any time, but if termination is without cause Mr. Lee will be entitled to receive an aggregate lump sum payment in an amount equal to the sum of (i) base salary for the balance of the term of the agreement or for a period of three years, whichever is less; (ii) accrued but unused vacation, paid time off or other compensation; (iii) pro-rata bonus payments; and (iv) incurred but unpaid reimbursement for business expenses. The agreement also includes non-compete provisions.

        Effective April 19, 2004, the Company entered into an employment agreement with our Chief Financial Officer, Mike Heather. The employment agreement provides for a minimum one-year term and provides for an initial salary of $180,000 per year. Under the agreement, Mr. Heather was awarded options to purchase 300,000 shares of common stock, at $5.00 per share, as part of his employment compensation. The options vested over a three year period and expire three years after the date of his termination/resignation from the Company. On January 17, 2007, the Compensation Committee increased Mr. Heather's annual base salary from $180,000 to $225,000. Effective July 17, 2007, Mr. Heather's annual base salary was further increased to $350,000. On February 12, 2009, the Company and Mr. Heather entered into a First Amendment to Employment Agreement that provided for the ability of the Compensation and Benefits Committee of the Company's Board of Directors to declare discretionary bonuses to Mr. Heather.

        On June 1, 2007, in satisfaction of a condition to the closing of our acquisition of the ProMed group, we entered into an employment agreement with Dr. Jeereddi Prasad, who is a Director of the Company, under which he agreed to continue to serve as the President of each of the ProMed entities for a base annual salary of $300,000, an automobile allowance of $1,300 per month, participation in any employee fringe benefit plans and programs available to other executives of the Company. The employment agreement also provides that Dr. Prasad will receive annual incentive bonuses if certain performance standards are met by the ProMed entities. Dr. Prasad's employment agreement has an initial term of three years, which will renew automatically for successive one-year periods subject to prior written notice of non-renewal from either party at least ninety days prior to the expiration of the initial term or any renewal term. The agreement is subject to termination at any time, but if termination is without cause Dr. Prasad will be entitled to continue receiving compensation as provided for under the agreement for the balance of the term of the agreement or for a period of six months, whichever is greater, as though he were continuing to perform services under the agreement. In connection with the employment agreement, Dr. Prasad also entered into a non-compete agreement with the Company and Prospect Medical Group.

        The Company had an employment agreement with Jacob Y. Terner, M.D. that expired on August 1, 2008 and provided for base compensation (most recently $400,000 per year) and further provided that if the Company terminated Dr. Terner's employment without cause, the Company would be required to pay him $12,500 for each month of past service as the Chief Executive Officer, commencing as of July 31, 1996, up to a maximum of $1,237,500. Dr. Terner resigned as the Chief Executive Officer of the Company effective March 19, 2008 and resigned as the Chairman of the Board of Directors effective May 12, 2008. In consideration of Dr. Terner's resignation and other promises in his resignation agreement, the Company agreed to pay to his family trust the sum of $19,361.10 each month during the twelve-month period ending on April 30, 2009 and the sum of $42,694.45 each month during the twenty-four month period ending on April 30, 2011, for the total sum of $1,257,000, which amount was recorded as a general and administrative expense in the third quarter of fiscal 2008. In September 2009, the Company ceased making payments to Dr. Terner following its determination that Dr. Terner is not entitled to receive the payments. Subsequently, Dr. Terner filed a complaint against the Company seeking restoration of the payments. The Company and Dr. Terner currently are involved in litigating this dispute. Dr. Terner no longer serves as the nominee shareholder of the Company's IPAs, and Dr. Arthur Lipper now serves in that position.

Director Compensation

        The following table summarizes the compensation of each of our directors who is not also a named executive officer for their service as a director for the fiscal year ended September 30, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
David Levinsohn	42,000	-0-	-0-	N/A	N/A	N/A		42,000
Kenneth Schwartz, CPA	36,000	-0-	-0-	N/A	N/A	N/A		36,000
Glenn R. Robson	24,000	-0-	-0-	N/A	N/A	N/A		24,000
Jeereddi Prasad, M.D.	-0-	-0-	-0-	N/A	N/A	375,850	(2)	375,850	(2)

(1)
Reflects cash compensation earned for the fiscal year ended September 30, 2009. Beginning on October 1, 2008, non-employee directors were paid a flat monthly fee of $2,000 per month. For his service as Audit Committee Chairman, Mr. Schwartz was paid an additional fee of $1,000 per month. Mr. Levinsohn was paid an additional fee of $1,000 per month for his service as Compensation Committee Chairman and an additional $500 per month for his service as the Lead Independent Director.

(2)
Dr. Prasad receives no compensation for his service as a director of the Company, but is compensated for his service as President of one of our affiliated physician organizations. The amount shown consists of Dr. Prasad's annual salary of $300,000, as well as payment or reimbursement of life and health insurance premiums and an automobile allowance. In addition to the amount shown, Dr. Prasad is entitled to a bonus for fiscal 2009 in an amount that has yet to be determined.

Director Compensation Policy

        Under the Company's compensation structure, independent directors currently receive a flat monthly fee of $2,000 per month. Additional $1,000 monthly fees are paid for service as Audit Committee Chairman and for service as Compensation Committee Chairman and an additional $500 per month is paid to the designated Lead Independent Director. On November 12, 2009, each of our outside directors was awarded 12,000 shares of the Company's stock issued under its 2008 Omnibus Equity Incentive Plan. Such stock was fully vested as of the award date.

        Our Board of Directors has engaged the services of certain compensation consultants to assist them in their determination of the appropriate compensation for the services of the Board's independent directors. Among other related information, the consultants have provided the Company with comparative analyses between compensation levels at different companies that are comparable to the Company in terms of size, revenue, industry and situation. During the fiscal years ended September 30, 2008 and 2009, the Board engaged the executive and director compensation consulting services of Lockton Companies, LLC, or Lockton. Under the engagement, Lockton has provided the Company with executive and director pay comparisons between the Company and similar companies, related information and executive and director pay recommendations that have been taken into consideration in the determination of the appropriate compensation for the Board's independent directors.

 AUDIT COMMITTEE REPORT

        The Audit Committee is composed of the three directors named below. Each member of the Committee is an independent director as defined under the listing standards of The NASDAQ Stock Market LLC. The Committee operates under a written charter. The Committee held ten meetings in fiscal 2009. During these meetings, the Committee reviewed and discussed with management and the Company's independent registered public accounting firm, the Company's consolidated financial statements, including its audited consolidated financial statements for the year ended September 30, 2009, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by the Company. BDO Seidman, LLP has served as the Company's independent registered public accounting firm since September 2, 2008, after they replaced Ernst & Young LLP. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our auditors. The Committee regularly meets in executive session with the auditors, with and without management present, to discuss the results of their examinations, evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Management has primary responsibility for the financial statements and financial reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's financial statements with U.S. generally accepted accounting principles. The Committee discussed with BDO Seidman, LLP the scope and plan for its audits, as well as the matters that are required to be discussed by Statement on Auditing Standards No. 114. "The Auditors' Communication with Those Charged with Governance" and SEC Regulation S-X, Rule 207, "Communications with Audit Committees." BDO Seidman, LLP provided the Committee with the written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors' communications with the Committee concerning independence, and the Committee discussed with its auditors their independence from the Company. The Committee also considered the nature and scope of the non-audit services provided by its auditors to the Company and the compatibility of these services with its auditors' independence. In October 2003, the Committee adopted a policy to pre-approve all audit and permitted non-audit services to be performed by the Company's independent registered public accounting firm.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2009. The Committee also appointed BDO Seidman, LLP as the Company's independent registered public accounting firm for fiscal 2010, and has recommended that such appointment be submitted to the Company's stockholders for ratification at the 2010 Annual Meeting of Stockholders.

                      January 15, 2010

                      The Audit Committee

                      Kenneth Schwartz, Chair
                      David Levinsohn
                      Glenn R. Robson

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to us by BDO Seidman, LLP for fiscal years ended September 30, 2008 and 2009. Audit fees relate to the audits of the respective fiscal years, notwithstanding when the fees were billed or when the services were rendered.

Name	2008 ($)	2009 ($)
Audit fees(1)	500,000	1,482,582
Audit related fees	-0-	622,328	(2)(3)
Tax fees	-0-	-0-
All other fees	-0-	6,762	(2)

Total fees	500,000	2,111,672

(1)
Includes fees and expenses related to the fiscal year audit of the consolidated financial statements and stand-alone audits of subsidiaries, quarterly reviews, and statutory and regulatory filings.

(2)
These fees were all pre-approved by the Audit Committee.

(3)
Includes fees and expenses related to pre-acquisition audit and reviews of Brotman Medical Center, Inc.

        The following table represents aggregate fees billed to us by Ernst & Young LLP for fiscal years ended September 30, 2008 and 2009. Audit fees relate to the audits of the respective fiscal years, notwithstanding when the fees were billed or when the services were rendered.

Name	2008 ($)		2009 ($)
Audit fees	455,385	(1)	-0-
Audit related fees	22,656		125,668	(2)
Tax fees	101,000		224,799
All other fees(3)	-0-		-0-

Total fees	579,041		350,467

(1)
Includes fees and expenses related to the fiscal year audit of the consolidated financial statements, quarterly reviews and stand-alone audits of subsidiaries.

(2)
Includes fees and expenses related to high-yield debt offering.

(3)
These fees were all pre-approved by the Audit Committee.

        The Audit Committee's charter provides that the committee will pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm. The Audit Committee may delegate authority to pre-approve audit services, other than the audit of the Company's annual financial statements, and permitted non-audit services to one or more committee members, provided that the decisions made pursuant to this delegated authority must be presented to the full committee at its next scheduled meeting. Pursuant to its charter, the committee has adopted procedures for the pre-approval of services by the Company's independent registered public accounting firm. The committee will, on an annual basis, retain the independent registered public accounting firm and pre-approve the scope of all audit services and specified audit-related services. The chair of the committee or the full committee must pre-approve the firm's review of any registration statements containing or incorporating by reference the firm's audit report and the provision of any related consent and the preparation and delivery of any comfort letters. The committee has pre-approved the independent registered public accounting firm's providing advice regarding isolated accounting and tax questions up to $30,000 per calendar quarter and services related to registration statements, periodic reports and filings in connection with securities offerings up to $30,000 per quarter. Any other permitted non-audit services must be pre-approved by either the chair or the full audit committee. In fiscal year 2009, 100 percent of the services provided to the Company by the independent registered public accounting firm were pre-approved in compliance with the policies described above.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Company's Board has selected BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010 and has further directed that management submit the selection of the Company's independent registered public accounting firm for ratification by its stockholders at the meeting.

        BDO Seidman, LLP audited our consolidated financial statements for the fiscal years ended September 30, 2008 and 2009. We retained BDO Seidman, LLP to serve as our independent registered public accounting firm on September 2, 2008, following the dismissal of our former auditors, Ernst & Young LLP. Our Audit Committee approved the change in auditors on August 29, 2008. As previously disclosed, in connection with the audits of our financial statements for the fiscal years ended September 30, 2006 and 2007, and in the subsequent interim period through September 2, 2008 (the date when we dismissed our former auditors), there were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former auditors, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Neither of the former auditor's reports on our consolidated financial statements for the fiscal years ended September 30, 2006 and September 30, 2007 contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with their audit of our consolidated financial statements for the fiscal year ended September 30, 2007, the former auditors noted certain material weaknesses in our internal control over financial reporting, which we previously disclosed in our annual report on Form 10-K for the year ended September 30, 2007 and in subsequent reports filed with the Securities and Exchange Commission. The material weaknesses were identified following our acquisition of Alta Hospitals System, LLC, or Alta, on August 8, 2007 and related to certain material errors in the previously issued financial statements of Alta for its fiscal year ended December 31, 2006 and material adjustments that were required to be made to Alta's interim financial statements as of and for the six months ended June 30, 2007. As more fully described in the above-mentioned reports, the material weaknesses noted were in the areas of recording reimbursements due from third-party payors related to open cost report years; accounting for receivables from government disproportionate share programs; valuation of general hospital accounts receivable balances; a lack, at that time, of the necessary finance personnel at Alta with specific expertise to evaluate all appropriate data and accounting considerations related to these areas and knowledgeable personnel capable of overseeing and evaluating work performed by outside consultants working on Alta's behalf; and as a result of acquisitions completed in 2007, significant changes in our corporate and financial reporting structure that resulted in our having a multi-location, multi-tier reporting and consolidation process with decentralized accounting functions at each of our reporting units, which significantly taxed our finance and accounting resources existing at the time and as a result, we did not make timely filings of our Form 10-K for the year ended September 30, 2007 and Forms 10-Q for the quarters ended December 31, 2007 and March 31, 2008. We authorized the former auditors to respond fully to inquiries of BDO Seidman, LLP concerning the subject matter of these material weaknesses. We also requested the former auditors to furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the above statements, and a copy of their letter dated September 16, 2008 was filed as an exhibit to our Form 8-K filed with the Commission on September 16, 2008.

        Prior to September 2, 2008, including for the fiscal years ended September 30, 2006 and 2007 and the subsequent interim period through September 2, 2008, neither we nor anyone acting on our behalf consulted with BDO Seidman, LLP concerning the application of accounting principles to any specific completed or contemplated transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter.

        Representatives of BDO Seidman, LLP are expected to be present at our 2010 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection by the Audit Committee of BDO Seidman, LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Audit Committee and the Board are submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

OTHER MATTERS

        At the time when this proxy statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders that would be presented at the 2010 Annual Meeting. However, the persons acting as proxies with respect to the enclosed proxy card will vote at their discretion on any other matters that may properly come before the meeting.

PROCEDURES FOR STOCKHOLDER COMMUNICATIONS, RECOMMENDATIONS OF BOARD NOMINEES AND STOCKHOLDER PROPOSALS

Stockholder Communications

        Stockholder communications with the Board of Directors should be in writing, addressed to: Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025, and marked to the attention of the Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of the communications addressed to the Board of Directors as a whole, to the Corporate Governance and Nominating Committee. In addition, stockholders interested in communicating directly with the Lead Independent Director or with any other non-management director may do so by writing to the Company at the same address, and marked to the attention of the Lead Independent Director. The Lead Independent Director will review and distribute all stockholder communications he receives to the intended recipients and/or distribute to the full Board of Directors, as appropriate.

Recommendations of Board Nominees

        The Corporate Governance and Nominating Committee will consider stockholder recommendations for Board of Directors candidates in accordance with the procedures described earlier under the heading "Corporate Governance and Nominating Committee."

Stockholder Proposals

        Any proposal that a stockholder intends to present for inclusion in our proxy statement and form of proxy in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") for our next annual meeting of stockholders to be held in 2011 must be received by us on or before October 11, 2010. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after December 14, 2010. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2011 proxy statement and form of proxy. All proposals described in this paragraph should be sent to us at Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you write or call us at the following address or telephone number: Investor Relations Department, Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, telephone: (310) 943-4500. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and telephone number.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the Securities and Exchange Commission is available without charge upon written request. Requests should be addressed to Investor Relations, c/o Linda Hodges, Prospect Medical Holdings, Inc., 10780 Santa Monica Blvd., Suite 400, Los Angeles, California 90025. Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon written request.

By order of the Board of Directors

Ellen J. Shin Corporate Secretary

February 8, 2010

APPENDIX A

Amendment to Certificate of Incorporation

Following is the text of Article SIXTH of our Certificate of Incorporation as it would read if Proposal 1 regarding the classification of our Board of Directors is approved:

SIXTH:

        A.    The number of directors which constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation. All directors shall hold office until their respective successors are elected, except in the case of the death, resignation, retirement, removal or disqualification of a director.

        B.    Commencing with the election of directors at the 2010 annual meeting of stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as is possible, of one-third of the number of directors constituting the entire Board of Directors. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term, except that, the director or directors elected to Class I will be subject to election for a three-year term at the annual meeting of stockholders in 2011 and the director or directors elected to Class II will be subject to election for a three-year term at the annual meeting of stockholders in 2012. If the number of directors changes, any increase or decrease shall be apportioned among the classes such that the number of directors in each class shall remain as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

        In the event the holders of any class or series of Preferred Stock shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article FOURTH, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of Preferred Stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article SIXTH.

        C.    Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

        D.    Unless otherwise allowed by statute or this Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

A-1

14475 PROSPECT MEDICAL HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Samuel S. Lee and David Levinsohn as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Prospect Medical Holdings, Inc. held of record by the undersigned on February 4, 2010, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 10780 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025, on March 5, 2010, or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the election of the five director nominees listed on the reverse side of this Proxy and for the one other proposal that is listed on the reverse side of this Proxy. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF PROSPECT MEDICAL HOLDINGS, INC. March 5, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08419 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Election of Five Directors: O Samuel S. Lee O David Levinsohn O Jeereddi Prasad O Glenn R. Robson O Kenneth Schwartz 1. Approval of Amendment to Certificate of Incorporation to provide for a classified Board of Directors 3. Ratification of the selection of BDO Seidman, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2009 FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 1 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20533000000000000000 4 030510